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                                CERTIFICATE OF AMENDMENT
                                           OF
                              CERTIFICATE OF INCORPORATION
                                           OF
                              WINSTAR COMMUNICATIONS, INC.

                                    ---------------

       WinStar Communications, Inc., a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

     1. The name of the corporation (hereinafter called the "Corporation") is WinStar Communications, Inc.

     2. The Restated Certificate of Incorporation of the Corporation is hereby amended by striking out the first paragraph of Article FOURTH thereof and by substituting in lieu of said paragraph the following:

             "FOURTH: The total number of authorized shares of stock of the Corporation is 215,000,000 which are divided into two classes consisting of (1) 15,000,000 shares of preferred stock, par value one cent ($.01) each ("Preferred Stock"), issuable in series as hereinafter provided, and
        (2) 200,000,000 shares of common stock, par value one cent ($.01) each ("Common Stock").

     3. The amendment of the Restated Certificate of Incorporation herein certified was duly adopted by the Corporation's Board of Directors and thereafter was duly adopted by the affirmative vote of the holders of a majority of the outstanding voting stock of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     Signed and attested to on June 27, 1997

                                      WINSTAR COMMUNICATIONS, INC.

                                      By:   /s/ Timothy R. Graham
                                         ---------------------------
                                         Timothy R. Graham
                                         Executive Vice President

ATTEST:

By:   /s/ Kenneth J. Zinghini
  -----------------------------
   Kenneth J. Zinghini
   Assistant Secretary